UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2019

Weatherford International plc

(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 836-4000

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, par value $0.001 per share	WFTIQ	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on July 1, 2019, Weatherford International plc (“WIL-Ireland”), Weatherford International Ltd. (“WIL-Bermuda”), WOFS Assurance Limited (“WOFS”), and certain subsidiaries of WIL-Ireland (collectively, the “Weatherford Parties”), the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) entered into a forbearance agreement (the “Forbearance Agreement”) with respect to certain defaults under that certain Credit Agreement, dated May 9, 2016, by and among WIL-Bermuda, WOFS, WIL-Ireland, the Administrative Agent and the lenders from party thereto from time to time.

On November 14, 2019, the Weatherford Parties and the Lenders entered into an amendment to the Forbearance Agreement (the “Forbearance Agreement Amendment”) which (i) extends the date by which WIL-Bermuda and WOFS are required to deliver an executed and binding commitment letter in respect of an exit revolving credit facility from November 15, 2019 to November 30, 2019 and (ii) modifies the commitments required under the exit revolving credit facility to principal amount of not less than $600,000,000 (with a letter of credit sublimit of up to $550,000,000) from a principal amount of not less than $750,000,000 (with a letter of credit sublimit of up to $500,000,000).

The foregoing description of the Forbearance Agreement Amendment does not purport to be complete and is qualified in its entirety by the full text of the Forbearance Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, including the exhibit hereto, are forward-looking statements. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ability to consummate a plan of reorganization in accordance with the terms of the Restructuring Support Agreement entered into among WIL-Ireland, WIL-Bermuda, Weatherford International, LLC and the other parties thereto; risks attendant to the bankruptcy process, the outcomes of bankruptcy cases and examinership proceedings in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities and any additional strategies that we may employ to address our liquidity and capital resources; restrictions on us due to the terms of any debtor-in-possession credit facility that we have entered into in connection with the cases and restrictions imposed by the U.S Bankruptcy Court for the Southern District of Texas; our ability to achieve our forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce our indebtedness; a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors listed in our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to Forbearance Agreement, dated November 14, 2019, by and among Weatherford International plc (“WIL-Ireland”), Weatherford International Ltd., WOFS Assurance Limited, and certain subsidiaries of WIL-Ireland, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: November 15, 2019

	By:	/s/ Christina M. Ibrahim
	Name:	Christina M. Ibrahim
	Title:	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary